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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2002

JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

80-02 Kew Gardens Road, Kew Gardens, New York 11415
(Address of principal executive offices) (Zip Code)

(718) 286-7902
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

        Ann Rhoades, a member of our Board of Directors, has informed us that, in order to diversify her investment portfolio while avoiding conflicts of interest or the appearance of any such conflict that might arise from her position with us, she has established a written plan in accordance with SEC Rule 10b5-1 for liquidating from time to time, a portion of her shares of our common stock underlying her stock options. The initial term of her plan expires on January 9, 2003. Her plan may be renewed through January 9, 2004. This plan does not prohibit Ms. Rhoades from executing additional transactions with respect to our stock.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)
Date: November 14, 2002	By:	/s/ HOLLY L. NELSON Holly L. Nelson Vice President and Controller (principal accounting officer)

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  Item 5. Other Events and Regulation FD Disclosure
SIGNATURE